Bullion Achieves Fiscal 2008 Profitability, Self-funds EnShale’s R&D

OREM, Utah - August 18, 2008 – Bullion Monarch Mining, Inc., (OTCBB: BULM – news), a natural resource company owning gold, silver and oil shale mining interests in Utah and Nevada, announced the Company has elected to self-fund its 80% owned oil shale technology demonstration project.   The decision was made to not dilute the Company’s shares to fund this project while maintaining profitability and remaining debt free.  This was also advantageous as a tax planning strategy to better use Company revenues.

Bullion’s largest revenue source hails from Newmont Mining Corporation’s Nevada-based Leeville gold mine, which according to Newmont reached full capacity late 2007. This royalty paid revenues to Bullion of $2,662,399 for fiscal year ending April 30, 2008. The revenue more than doubled the prior 2007 period’s revenues of $1,352,801. Taxes payable of $250,059 in fiscal 2008 represented an increase in liabilities for the Company.

Mr. R. Don Morris, President of Bullion, stated “Our progress during the last fiscal year was substantial. The Companies ability to self-fund EnShale’s research and development while remaining profitable and debt free without diluting shareholders interests is a triumph.  The Leeville mine’s vast increase in royalties worked mightily to benefit our overall corporate development; saving our shareholders from the potentially highly dilutive effects of outside financing to fund EnShale’s research and development of the companies oil shale project. We are pleased that our fiscal 2008 ended with a positive bottom line.  We are working diligently to make our next year even more exciting and upward moving – in all regards.”

 For a complete review of Bullion Monarch Mining’s fiscal year-ending April 30, 2008, 10-KSB as filed with the Securities and Exchange Commission, please visit www.sec.gov or contact the Company for a copy of the full filing.

BULLION PROFILE

Bullion Monarch Mining, Inc. (www.bullionmm.com) has been involved with precious metal exploration and mining since 1948. Bullion formed EnShale, Inc. (www.enshale.com), now a majority-owned subsidiary, activating entry into oil shale mining technology and development. Subsequently, EnShale acquired certain non-exclusive patented technologies for extracting oil from shale. Building upon that technology with cooperation from Idaho National Laboratories and Emery Energy, EnShale is working to complete its demonstration model for environmentally friendly and cost-effective removal of oil from underground mined shale. Initially, Bullion plans to mine shale from lease interests acquired from the State of Utah.

FORWARD LOOKING STATEMENTS: Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Bullion Monarch Mining’s (“Bullion”), beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to Bullion as of such date.  Bullion assumes no obligation to update any forward-looking statement.  Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s ability to obtain sufficient capital to finance needed working capital; developmental capital; equipment and hire additional personnel as may become required by its new technology from its subsidiary company, EnShale; Bullion’s primary operations; variations in market and economic conditions; the Company’s ability to complete negotiations and execute certain agreements and other unanticipated factors.  Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:

Mr. Robert Morris, Director of Investor Relations at Bullion Monarch Mining, at 801.426.8111 or robmorris@bullionmm.com